Exhibit 99.1
Boeing Reports Second-Quarter Results
Second Quarter 2022
▪Operating cash flow of $0.1 billion; continue to expect positive free cash flow for 2022
▪Increased 737 production to 31 per month; working with FAA on final actions to resume 787 deliveries
▪Successfully completed CST-100 Starliner uncrewed Orbital Flight Test-2 (OFT-2)
▪Revenue of $16.7 billion; GAAP earnings per share of $0.32 and core (non-GAAP)* loss per share of ($0.37)
▪Total backlog of $372 billion; including over 4,200 commercial airplanes

Table 1. Summary Financial Results	Second Quarter			First Half
(Dollars in Millions, except per share data)	2022	2021	Change	2022	2021	Change

Revenues	$16,681	$16,998	(2)%	$30,672	$32,215	(5)%

GAAP
Earnings/(Loss) From Operations	$774	$1,023	(24)%	($395)	$940	NM
Operating Margin	4.6%	6.0%	(23)%	(1.3)%	2.9%	NM
Net Earnings/(Loss)	$160	$567	(72)%	($1,082)	$6	NM
Earnings/(Loss) Per Share	$0.32	$1.00	(68)%	($1.73)	$0.09	NM
Operating Cash Flow	$81	($483)	NM	($3,135)	($3,870)	NM
Non-GAAP*
Core Operating Earnings/(Loss)	$490	$755	(35)%	($962)	$402	NM
Core Operating Margin	2.9%	4.4%	(34)%	(3.1)%	1.2%	NM
Core (Loss)/Earnings Per Share	($0.37)	$0.40	NM	($3.11)	($1.12)	NM
*Non-GAAP measure; complete definitions of Boeing’s non-GAAP measures are on page 6, “Non-GAAP Measures Disclosures."
    ARLINGTON, July 27, 2022 – The Boeing Company [NYSE: BA] reported second-quarter revenue of $16.7 billion, GAAP earnings per share of $0.32 and core loss per share (non-GAAP)* of ($0.37), driven by lower defense volume and unfavorable performance, partially offset by higher commercial volume (Table 1). Boeing recorded positive operating cash flow of $0.1 billion.
    “We made important progress across key programs in the second quarter and are building momentum in our turnaround,” said Dave Calhoun, Boeing President and Chief Executive Officer. “As we begin to hit key milestones, we were able to generate positive operating cash flow this quarter and remain on track to achieve positive free cash flow for 2022. While we are making meaningful progress, we have more work ahead. We will stay focused on safety, quality and transparency, as we drive stability, improve performance, and continue to invest in our future.”

Table 2. Cash Flow	Second Quarter		First Half
(Millions)	2022	2021	2022	2021
Operating Cash Flow	$81	($483)	($3,135)	($3,870)
Less Additions to Property, Plant & Equipment	($263)	($222)	($612)	($513)
Free Cash Flow*	($182)	($705)	($3,747)	($4,383)
*Non-GAAP measure; complete definitions of Boeing’s non-GAAP measures are on page 6, “Non-GAAP Measures Disclosures."
    Operating cash flow improved to $0.1 billion in the quarter, reflecting higher commercial deliveries and timing of receipts and expenditures (Table 2).

Table 3. Cash, Marketable Securities and Debt Balances	Quarter-End
(Billions)	Q2 22	Q1 22
Cash	$10.0	$7.4
Marketable Securities[1]	$1.4	$4.9
Total	$11.4	$12.3
Debt Balances:
The Boeing Company, net of intercompany loans to BCC	$55.7	$56.2
Boeing Capital, including intercompany loans	$1.5	$1.5
Total Consolidated Debt	$57.2	$57.7
1 Marketable securities consist primarily of time deposits due within one year classified as "short-term investments."
    Cash and investments in marketable securities decreased to $11.4 billion, compared to $12.3 billion at the beginning of the quarter, primarily driven by debt repayment (Table 3). The company has access to credit facilities of $14.7 billion which remain undrawn.
Total company backlog at quarter-end was $372 billion.

Segment Results
Commercial Airplanes

Table 4. Commercial Airplanes	Second Quarter			First Half
(Dollars in Millions)	2022	2021	Change	2022	2021	Change

Commercial Airplanes Deliveries	121	79	53%	216	156	38%

Revenues	$6,219	$6,015	3%	$10,380	$10,284	1%
Loss from Operations	($242)	($472)	NM	($1,101)	($1,328)	NM
Operating Margin	(3.9)%	(7.8)%	NM	(10.6)%	(12.9)%	NM
Commercial Airplanes second-quarter revenue increased to $6.2 billion, driven by higher 737 deliveries, partially offset by lower 787 deliveries (Table 4). Operating margin of (3.9)% also reflects abnormal costs and period expenses, including higher R&D expense.
Boeing has nearly completed the global safe return to service of the 737 MAX and the fleet has flown more than 1.5 million total flight hours since late 2020. The 737 production rate increased to 31 airplanes per month during the quarter.
On the 787 program, the company continues to work with the FAA to finalize actions to resume deliveries and is readying airplanes for delivery. The program is producing at a very low rate and will continue to do so until deliveries resume, with an expected gradual return to five per month over time. The company still anticipates 787 abnormal costs of approximately $2 billion, with most being incurred by the end of 2023, including $283 million recorded in the quarter.
Commercial Airplanes secured orders for 169 737 MAX airplanes and 13 freighters, including seven 777-8 Freighters from Lufthansa Group. Commercial Airplanes delivered 121 airplanes during the quarter and backlog included over 4,200 airplanes valued at $297 billion.

Defense, Space & Security

Table 5. Defense, Space & Security	Second Quarter			First Half
(Dollars in Millions)	2022	2021	Change	2022	2021	Change

Revenues	$6,191	$6,876	(10)%	$11,674	$14,061	(17)%
Earnings/(loss) from Operations	$71	$958	(93)%	($858)	$1,363	NM
Operating Margin	1.1%	13.9%	(92)%	(7.3)%	9.7%	NM
    Defense, Space & Security second-quarter revenue decreased to $6.2 billion and second-quarter operating margin decreased to 1.1 percent, primarily driven by charges on fixed-price development programs, including MQ-25 and Commercial Crew, as well as unfavorable performance on other programs and lower volume on derivative aircraft programs. The MQ-25 program recorded a $147 million charge primarily due to higher costs to meet certain technical requirements. The Commercial Crew program also recorded a $93 million charge, primarily driven by launch manifest updates and additional costs associated with OFT-2.
    During the quarter, the CH-47F Chinook Block II was selected as the German government's future heavy-lift helicopter. Defense, Space & Security also successfully completed the CST-100 Starliner uncrewed OFT-2.
     Backlog at Defense, Space & Security was $55 billion, of which 33% percent represents orders from customers outside the U.S.
Global Services

Table 6. Global Services	Second Quarter			First Half
(Dollars in Millions)	2022	2021	Change	2022	2021	Change

Revenues	$4,298	$4,067	6%	$8,612	$7,816	10%
Earnings from Operations	$728	$531	37%	$1,360	$972	40%
Operating Margin	16.9%	13.1%	29%	15.8%	12.4%	27%
    Global Services second-quarter revenue increased to $4.3 billion and second-quarter operating margin increased to 16.9 percent primarily driven by higher commercial services volume and favorable mix.
    During the quarter, Global Services received a contract for airlift flight dispatch services from the U.S. Air Force and was awarded a contract for avionics upgrades and cybersecurity support for the U.S. Navy. Global Services also delivered the first A-10 wing set to the U.S. Air Force.

Additional Financial Information

Table 7. Additional Financial Information	Second Quarter		First Half
(Dollars in Millions)	2022	2021	2022	2021
Revenues
Boeing Capital	$52	$78	$98	$138
Unallocated items, eliminations and other	($79)	($38)	($92)	($84)
Earnings/(Loss) from Operations
Boeing Capital	$27	$36	($9)	$57
FAS/CAS service cost adjustment	$284	$268	$567	$538
Other unallocated items and eliminations	($94)	($298)	($354)	($662)
Other income, net	$253	$199	$434	$389
Interest and debt expense	($650)	($673)	($1,280)	($1,352)
Effective tax rate	57.6%	(3.3)%	12.8%	126.1%
    At quarter-end, Boeing Capital's net portfolio balance was $1.6 billion. The change in loss from other unallocated items and eliminations was primarily due to the recognition of deferred compensation income as compared to expense recorded in the second quarter 2021. The second quarter effective tax rate primarily reflects tax expense on pretax earnings and an increase to the valuation allowance.

Non-GAAP Measures Disclosures
    We supplement the reporting of our financial information determined under Generally Accepted Accounting Principles in the United States of America (GAAP) with certain non-GAAP financial information. The non-GAAP financial information presented excludes certain significant items that may not be indicative of, or are unrelated to, results from our ongoing business operations. We believe that these non-GAAP measures provide investors with additional insight into the company’s ongoing business performance. These non-GAAP measures should not be considered in isolation or as a substitute for the related GAAP measures, and other companies may define such measures differently. We encourage investors to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. The following definitions are provided:
Core Operating Earnings, Core Operating Margin and Core Earnings Per Share
    Core operating earnings is defined as GAAP earnings from operations excluding the FAS/CAS service cost adjustment. The FAS/CAS service cost adjustment represents the difference between the Financial Accounting Standards (FAS) pension and postretirement service costs calculated under GAAP and costs allocated to the business segments. Core operating margin is defined as core operating earnings expressed as a percentage of revenue. Core earnings per share is defined as GAAP diluted earnings per share excluding the net earnings per share impact of the FAS/CAS service cost adjustment and Non-operating pension and postretirement expenses. Non-operating pension and postretirement expenses represent the components of net periodic benefit costs other than service cost. Pension costs, comprising service and prior service costs computed in accordance with GAAP are allocated to Commercial Airplanes and BGS businesses supporting commercial customers. Pension costs allocated to BDS and BGS businesses supporting government customers are computed in accordance with U.S. Government Cost Accounting Standards (CAS), which employ different actuarial assumptions and accounting conventions than GAAP. CAS costs are allocable to government contracts. Other postretirement benefit costs are allocated to all business segments based on CAS, which is generally based on benefits paid. Management uses core operating earnings, core operating margin and core earnings per share for purposes of evaluating and forecasting underlying business performance. Management believes these core earnings measures provide investors additional insights into operational performance as they exclude non-service pension and post-retirement costs, which primarily represent costs driven by market factors and costs not allocable to government contracts. A reconciliation between the GAAP and non-GAAP measures is provided on pages 13 & 14.
Free Cash Flow
    Free cash flow is GAAP operating cash flow reduced by capital expenditures for property, plant and equipment. Management believes free cash flow provides investors with an important perspective on the cash available for shareholders, debt repayment, and acquisitions after making the capital investments required to support ongoing business operations and long term value creation. Free cash flow does not represent the residual cash flow available for discretionary expenditures as it excludes certain mandatory expenditures such as repayment of maturing debt. Management uses free cash flow as a measure to assess both business performance and overall liquidity. Table 2 provides a reconciliation of free cash flow to GAAP operating cash flow.

Caution Concerning Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Words such as “may,” “should,” “expects,” “intends,” “projects,” “plans,” “believes,” “estimates,” “targets,” “anticipates,” and similar expressions generally identify these forward-looking statements. Examples of forward-looking statements include statements relating to our future financial condition and operating results, as well as any other statement that does not directly relate to any historical or current fact. Forward-looking statements are based on expectations and assumptions that we believe to be reasonable when made, but that may not prove to be accurate. These statements are not guarantees and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Many factors could cause actual results to differ materially and adversely from these forward-looking statements. Among these factors are risks related to: (1) the COVID-19 pandemic and related industry impacts, including with respect to our operations, our liquidity, the health of our customers and suppliers, and future demand for our products and services; (2) the 737 MAX, including the timing and conditions of remaining 737 MAX regulatory approvals, lower than planned production rates and/or delivery rates, and additional considerations to customers and suppliers; (3) general conditions in the economy and our industry, including those due to regulatory changes; (4) our reliance on our commercial airline customers; (5) the overall health of our aircraft production system, planned commercial aircraft production rate changes, our commercial development and derivative aircraft programs, and our aircraft being subject to stringent performance and reliability standards; (6) changing budget and appropriation levels and acquisition priorities of the U.S. government; (7) our dependence on U.S. government contracts; (8) our reliance on fixed-price contracts; (9) our reliance on cost-type contracts; (10) uncertainties concerning contracts that include in-orbit incentive payments; (11) our dependence on our subcontractors and suppliers, as well as the availability of raw materials; (12) changes in accounting estimates; (13) changes in the competitive landscape in our markets; (14) our non-U.S. operations, including sales to non-U.S. customers; (15) threats to the security of our, our customers’ and/or our suppliers' information; (16) potential adverse developments in new or pending litigation and/or government investigations; (17) customer and aircraft concentration in our customer financing portfolio; (18) changes in our ability to obtain debt financing on commercially reasonable terms and at competitive rates; (19) realizing the anticipated benefits of mergers, acquisitions, joint ventures/strategic alliances or divestitures; (20) the adequacy of our insurance coverage to cover significant risk exposures; (21) potential business disruptions, including those related to physical security threats, information technology or cyber-attacks, epidemics, sanctions or natural disasters; (22) work stoppages or other labor disruptions; (23) substantial pension and other postretirement benefit obligations; (24) potential environmental liabilities; and (25) effects of climate change and legal, regulatory or market responses to such change.

Additional information concerning these and other factors can be found in our filings with the Securities and Exchange Commission, including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement speaks only as of the date on which it is made, and we assume no obligation to update or revise any forward-looking statement, whether as a result of new information, future events, or otherwise, except as required by law.

# # #
Contact:

Investor Relations:	Matt Welch or Keely Moos (312) 544-2140
Communications:	Michael Friedman media@boeing.com

The Boeing Company and Subsidiaries
Consolidated Statements of Operations
(Unaudited)

	Six months ended June 30		Three months ended June 30
(Dollars in millions, except per share data)	2022	2021	2022	2021
Sales of products	$25,436	$26,672	$14,009	$14,154
Sales of services	5,236	5,543	2,672	2,844
Total revenues	30,672	32,215	16,681	16,998

Cost of products	(23,696)	(23,895)	(12,284)	(12,263)
Cost of services	(4,495)	(4,483)	(2,269)	(2,316)
Boeing Capital interest expense	(13)	(18)	(6)	(9)
Total costs and expenses	(28,204)	(28,396)	(14,559)	(14,588)
	2,468	3,819	2,122	2,410
(Loss)/income from operating investments, net	(3)	75	17	38
General and administrative expense	(1,531)	(2,072)	(668)	(1,040)
Research and development expense, net	(1,331)	(996)	(698)	(497)
Gain on dispositions, net	2	114	1	112
(Loss)/earnings from operations	(395)	940	774	1,023
Other income, net	434	389	253	199
Interest and debt expense	(1,280)	(1,352)	(650)	(673)
(Loss)/earnings before income taxes	(1,241)	(23)	377	549
Income tax benefit/(expense)	159	29	(217)	18
Net (loss)/earnings	(1,082)	6	160	567
Less: net loss attributable to noncontrolling interest	(56)	(44)	(33)	(20)
Net (loss)/earnings attributable to Boeing Shareholders	($1,026)	$50	$193	$587

Basic (loss)/earnings per share	($1.73)	$0.09	$0.32	$1.00

Diluted (loss)/earnings per share	($1.73)	$0.09	$0.32	$1.00

Weighted average diluted shares (millions)	592.8	588.6	596.4	590.2

The Boeing Company and Subsidiaries
Consolidated Statements of Financial Position
(Unaudited)

(Dollars in millions, except per share data)	June 30 2022	December 31 2021
Assets
Cash and cash equivalents	$10,090	$8,052
Short-term and other investments	1,358	8,192
Accounts receivable, net	2,996	2,641
Unbilled receivables, net	9,394	8,620
Current portion of customer financing, net	159	117
Inventories	79,917	78,823
Other current assets, net	2,086	2,221
Total current assets	106,000	108,666
Customer financing, net	1,542	1,695
Property, plant and equipment, net of accumulated depreciation of $20,971 and $20,538	10,617	10,918
Goodwill	8,055	8,068
Acquired intangible assets, net	2,431	2,562
Deferred income taxes	106	77
Investments	981	975
Other assets, net of accumulated amortization of of $864 and $975	5,747	5,591
Total assets	$135,479	$138,552
Liabilities and equity
Accounts payable	$9,575	$9,261
Accrued liabilities	17,752	18,455
Advances and progress billings	52,066	52,980
Short-term debt and current portion of long-term debt	5,406	1,296
Total current liabilities	84,799	81,992
Deferred income taxes	38	218
Accrued retiree health care	3,413	3,528
Accrued pension plan liability, net	8,335	9,104
Other long-term liabilities	1,891	1,750
Long-term debt	51,794	56,806
Total liabilities	150,270	153,398
Shareholders’ equity:
Common stock, par value $5.00 – 1,200,000,000 shares authorized; 1,012,261,159 shares issued	5,061	5,061
Additional paid-in capital	9,475	9,052
Treasury stock, at cost - 418,809,934 and 423,343,707 shares	(51,319)	(51,861)
Retained earnings	33,382	34,408
Accumulated other comprehensive loss	(11,487)	(11,659)
Total shareholders’ deficit	(14,888)	(14,999)
Noncontrolling interests	97	153
Total equity	(14,791)	(14,846)
Total liabilities and equity	$135,479	$138,552

The Boeing Company and Subsidiaries
Consolidated Statements of Cash Flows
(Unaudited)

	Six months ended June 30
(Dollars in millions)	2022	2021
Cash flows – operating activities:
Net (loss)/earnings	($1,082)	$6
Adjustments to reconcile net (loss)/earnings to net cash used by operating activities:
Non-cash items –
Share-based plans expense	352	493
Treasury shares issued for 401(k) contribution	612	628
Depreciation and amortization	984	1,087
Investment/asset impairment charges, net	72	38
Customer financing valuation adjustments	42	(1)
Gain on dispositions, net	(2)	(114)
Other charges and credits, net	260	(1)
Changes in assets and liabilities –
Accounts receivable	(350)	(523)
Unbilled receivables	(758)	(1,207)
Advances and progress billings	(907)	251
Inventories	(1,260)	413
Other current assets	144	324
Accounts payable	395	(2,035)
Accrued liabilities	(835)	(2,613)
Income taxes receivable, payable and deferred	(238)	(130)
Other long-term liabilities	(64)	(127)
Pension and other postretirement plans	(695)	(576)
Customer financing, net	50	83
Other	145	134
Net cash used by operating activities	(3,135)	(3,870)
Cash flows – investing activities:
Payments to acquire property, plant and equipment	(612)	(513)
Proceeds from disposals of property, plant and equipment	16	51
Contributions to investments	(2,471)	(20,108)
Proceeds from investments	9,296	24,989
Other	2	4
Net cash provided by investing activities	6,231	4,423
Cash flows – financing activities:
New borrowings	15	9,826
Debt repayments	(1,013)	(9,882)
Stock options exercised	34	29
Employee taxes on certain share-based payment arrangements	(34)	(40)
Net cash used by financing activities	(998)	(67)
Effect of exchange rate changes on cash and cash equivalents	(71)	(14)
Net increase in cash & cash equivalents, including restricted	2,027	472
Cash & cash equivalents, including restricted, at beginning of year	8,104	7,835
Cash & cash equivalents, including restricted, at end of period	10,131	8,307
Less restricted cash & cash equivalents, included in Investments	41	36
Cash & cash equivalents at end of period	$10,090	$8,271

The Boeing Company and Subsidiaries
Summary of Business Segment Data
(Unaudited)

	Six months ended June 30		Three months ended June 30
(Dollars in millions)	2022	2021	2022	2021
Revenues:
Commercial Airplanes	$10,380	$10,284	$6,219	$6,015
Defense, Space & Security	11,674	14,061	6,191	6,876
Global Services	8,612	7,816	4,298	4,067
Boeing Capital	98	138	52	78
Unallocated items, eliminations and other	(92)	(84)	(79)	(38)
Total revenues	$30,672	$32,215	$16,681	$16,998
Earnings/(loss) from operations:
Commercial Airplanes	($1,101)	($1,328)	($242)	($472)
Defense, Space & Security	(858)	1,363	71	958
Global Services	1,360	972	728	531
Boeing Capital	(9)	57	27	36
Segment operating (loss)/earnings	(608)	1,064	584	1,053
Unallocated items, eliminations and other	(354)	(662)	(94)	(298)
FAS/CAS service cost adjustment	567	538	284	268
(Loss)/earnings from operations	(395)	940	774	1,023
Other income, net	434	389	253	199
Interest and debt expense	(1,280)	(1,352)	(650)	(673)
(Loss)/earnings before income taxes	(1,241)	(23)	377	549
Income tax benefit/(expense)	159	29	(217)	18
Net (loss)/earnings	(1,082)	6	160	567
Less: Net loss attributable to noncontrolling interest	(56)	(44)	(33)	(20)
Net (loss)/earnings attributable to Boeing Shareholders	($1,026)	$50	$193	$587

Research and development expense, net:
Commercial Airplanes	$693	$524	$372	$255
Defense, Space & Security	466	337	233	174
Global Services	54	50	27	25
Other	118	85	66	43
Total research and development expense, net	$1,331	$996	$698	$497
Unallocated items, eliminations and other:
Share-based plans	($108)	($142)	($25)	($14)
Deferred compensation	166	(94)	124	(42)
Amortization of previously capitalized interest	(47)	(44)	(24)	(22)
Research and development expense, net	(118)	(85)	(66)	(43)
Eliminations and other unallocated items	(247)	(297)	(103)	(177)
Sub-total (included in core operating loss)	(354)	(662)	(94)	(298)
Pension FAS/CAS service cost adjustment	413	384	205	191
Postretirement FAS/CAS service cost adjustment	154	154	79	77
FAS/CAS service cost adjustment	567	538	$284	$268
Total	$213	($124)	$190	($30)

The Boeing Company and Subsidiaries
Operating and Financial Data
(Unaudited)

Deliveries	Six months ended June 30		Three months ended June 30
Commercial Airplanes	2022	2021	2022	2021
737	189	113	103	50
747	3	2	2	1
767	12	13	7	8
777	12	14	9	8
787	0	14	—	12
Total	216	156	121	79

Defense, Space & Security
AH-64 Apache (New)	13	15	6	6
AH-64 Apache (Remanufactured)	28	31	13	16
CH-47 Chinook (New)	9	6	5	3
CH-47 Chinook (Renewed)	4	4	1	1
F-15 Models	5	8	4	5
F/A-18 Models	8	11	4	7
KC-46 Tanker	8	4	4	2
P-8 Models	6	6	3	3

Total backlog (Dollars in millions)	June 30 2022	December 31 2021
Commercial Airplanes	$297,044	$296,882
Defense, Space & Security	55,401	59,828
Global Services	18,960	20,496
Unallocated items, eliminations and other	325	293
Total backlog	$371,730	$377,499

Contractual backlog	$351,242	$356,362
Unobligated backlog	20,488	21,137
Total backlog	$371,730	$377,499

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
(Unaudited)
The tables provided below reconcile the non-GAAP financial measures core operating earnings, core operating margin, and core (loss)/earnings per share with the most directly comparable GAAP financial measures, earnings from operations, operating margin, and diluted earnings per share. See page 6 of this release for additional information on the use of these non-GAAP financial measures.

(Dollars in millions, except per share data)	Second Quarter 2022		Second Quarter 2021
	$ millions	Per Share	$ millions	Per Share
Revenues	16,681		16,998
Earnings from operations (GAAP)	774		1,023
Operating margin (GAAP)	4.6%		6.0%

FAS/CAS service cost adjustment:
Pension FAS/CAS service cost adjustment	(205)		(191)
Postretirement FAS/CAS service cost adjustment	(79)		(77)
FAS/CAS service cost adjustment	(284)		(268)
Core operating earnings (non-GAAP)	$490		$755
Core operating margin (non-GAAP)	2.9%		4.4%

Diluted earnings per share (GAAP)		$0.32		$1.00
Pension FAS/CAS service cost adjustment	($205)	(0.35)	($191)	(0.32)
Postretirement FAS/CAS service cost adjustment	(79)	(0.13)	(77)	(0.13)
Non-operating pension expense	(221)	(0.37)	(175)	(0.30)
Non-operating postretirement expense	(14)	(0.02)	(5)	(0.01)
Provision for deferred income taxes on adjustments [1]	109	0.18	94	0.16
Subtotal of adjustments	($410)	($0.69)	($354)	($0.60)
Core (loss)/earnings per share (non-GAAP)		($0.37)		$0.40

Weighted average diluted shares (in millions)		596.4		590.2
1 The income tax impact is calculated using the U.S. corporate statutory tax rate.

The Boeing Company and Subsidiaries
Reconciliation of Non-GAAP Measures
(Unaudited)
The tables provided below reconcile the non-GAAP financial measures core operating (loss)/earnings, core operating margin, and core loss per share with the most directly comparable GAAP financial measures, (loss)/earnings from operations, operating margin, and diluted (loss)/earnings per share. See page 6 of this release for additional information on the use of these non-GAAP financial measures.

(Dollars in millions, except per share data)	First Half 2022		First Half 2021
	$ millions	Per Share	$ millions	Per Share
Revenues	30,672		32,215
(Loss)/earnings from operations (GAAP)	(395)		940
Operating margin (GAAP)	(1.3)%		2.9%

FAS/CAS service cost adjustment:
Pension FAS/CAS service cost adjustment	(413)		(384)
Postretirement FAS/CAS service cost adjustment	(154)		(154)
FAS/CAS service cost adjustment	(567)		(538)
Core operating (loss)/earnings (non-GAAP)	($962)		$402
Core operating margin (non-GAAP)	(3.1)%		1.2%

Diluted (loss)/earnings per share (GAAP)		($1.73)		$0.09
Pension FAS/CAS service cost adjustment	($413)	(0.70)	($384)	(0.65)
Postretirement FAS/CAS service cost adjustment	(154)	(0.26)	(154)	(0.26)
Non-operating pension expense	(441)	(0.74)	(352)	(0.60)
Non-operating postretirement expense	(29)	(0.05)	(10)	(0.02)
Provision for deferred income taxes on adjustments [1]	218	0.37	189	0.32
Subtotal of adjustments	($819)	($1.38)	($711)	($1.21)
Core loss per share (non-GAAP)		($3.11)		($1.12)

Weighted average diluted shares (in millions)		592.8		588.6
1 The income tax impact is calculated using the U.S. corporate statutory tax rate.